Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX REPORTS 53% INCREASE IN PROFITS;
NEW PRODUCTS POST STRONG REVENUE GROWTH

SAN JOSE, CA, OCTOBER 21, 2004 — Xilinx, Inc. (Nasdaq: XLNX) today announced revenues of $403 million in the second quarter of fiscal 2005, a sequential decrease of 5% from the prior quarter and an increase of 28% from the same quarter a year ago.  Net income was $86 million or $0.24 per diluted share compared to $56 million and $0.16 per diluted share in the prior year.

Xilinx also announced today that the company’s Board of Directors declared a quarterly cash dividend of $0.05 per outstanding share of common stock, payable on December 1, 2004 to all stockholders of record at the close of business on November 17, 2004.

Additional fiscal second quarter comparisons are represented in the chart below.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q2 FY 2005	Q1 FY 2005	Q2 FY 2004	Q-T-Q	Y-T-Y
Revenues	$403.3	$423.6	$315.5	-5%	28%
Operating income	$101.3	118.3	69.0	-14%	47%
Net income	$86.2	95.3	56.4	-10%	53%
Net income per share	$0.24	$0.26	$0.16	-8%	50%

European revenues, which are typically seasonally slow in the September quarter, were better than expected increasing 3% sequentially and 45% versus the same quarter a year ago. Much of this increase was driven by strength in the communications, industrial and automotive sectors.  However, sales to Asia Pacific were weak during the quarter, declining 15% sequentially. Much of this weakness was attributable to excess inventories at a few US-based customers with manufacturing operations in Asia Pacific and a slowdown within the China market for technology products.

“New product sales increased 44% sequentially and represented 17% of total Xilinx sales, up from 6% a year ago.  This is a strong testament to the customer acceptance and design win momentum of these products,” said Wim Roelandts, Xilinx’s chairman and chief executive officer.  “Virtex-II Pro™ FPGA sales increased nearly 70% sequentially as several customer design wins began moving into volume production.  CoolRunner®-II CPLD sales nearly doubled sequentially.  Additionally, sales from the Spartan™ family of FPGAs increased to nearly 22% of total Xilinx revenues, up from 19% in the same quarter a year ago.  Most of this growth was driven by Spartan-IIe and Spartan-3™ products, which are found in wide ranging applications such as digital television, media servers, automotive telematics and multi-function printers.”

Business Review – September Quarter FY05

•                  Xilinx generated $69 million in cash flow from operations.

•                  Total inventory days at Xilinx and distribution were 156 days, up from 131 days last quarter.

•                  Accounts receivables days sales outstanding were 46, up from 45 in the prior quarter.

•                  Capital expenditures and depreciation were both $13 million.

Revenue by Geography:

	Percentages			Growth Rates
	Q2 FY 2005	Q1 FY 2005	Q2 FY 2004	Q-T-Q	Y-T-Y
North America	42%	42%	44%	-5%	22%
Europe	21%	20%	19%	3%	45%
Japan	15%	14%	14%	1%	37%
Asia Pacific/ROW	22%	24%	23%	-15%	19%

Revenue by End Market:

	Percentages			Growth Rates
	Q2 FY 2005	Q1 FY 2005	Q2 FY 2004	Q-T-Q	Y-T-Y
Communications	53%	53%	49%	-5%	39%
Storage & Servers	13%	11%	21%	8%	-23%
Consumer, Industrial & Other	34%	36%	30%	-9%	45%

Revenue by Product*:

	Percentages			Growth Rates
	Q2 FY 2005	Q1 FY 2005	Q2 FY 2004	Q-T-Q	Y-T-Y
New	17%	11%	6%	44%	286%
Mainstream	58%	63%	66%	-11%	14%
Base	18%	20%	21%	-15%	3%
Support	7%	6%	7%	1%	21%

*Products are classified as follows:

New products:  Virtex-4™, Virtex-II Pro, Spartan™-IIe, Spartan-3, Easypath™ and CoolRunner®- II products

Mainstream products: Virtex-II, Spartan-II, SpartanXL, CoolRunner, Virtex®-E and Virtex products

Base products: XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire™, Software & Support/Services

Product Highlights:

•                                Xilinx began shipping two additional Virtex-4 devices during the quarter bringing the total number of devices shipping to three. Manufactured using the world’s first triple-oxide 90nm CMOS technology with 11-layer metal interconnect, Virtex-4 devices offer significant performance and power advantages versus competing solutions.  Additionally, Xilinx introduced its latest generation software, ISE 6.3i, which supports up to 200,000 logic cells and 500 MHz performance. The combination of ISE 6.3i and Virtex-4 FPGAs enables up to 40% faster FPGA fabric performance than the nearest competing offering.

•                                Xilinx continues to be the only PLD company in volume production at 90-nanometer technology.  Xilinx is currently shipping its Spartan-3 and Virtex-4 FPGAs on 90nm technology and has shipped over one million 90nm devices since its introduction of the Spartan-3 family in April, 2003.

2

•                                Xilinx recently announced a strategic foundry relationship with Toshiba.  Together, the companies have achieved a key manufacturing milestone with the successful production of functional 90nm silicon at Toshiba’s state-of-the-art 300mm wafer fabrication facility at Oita, in Kyushu, Japan.

•                                Xilinx announced the creation of Digital Signal Processing (DSP) and Embedded Processing Divisions, demonstrating the importance of these two technologies in future PLD design. By focusing resources in these critical areas, Xilinx will be able to capitalize on an incremental market opportunity estimated by Gartner Dataquest to be approximately $7 billion.

Business Outlook – December Quarter FY05

•                  Revenues expected to be down 2% to 6% sequentially.

•                  Gross margin expected to be approximately 64%.

•                  Operating expenses expected to be approximately flat sequentially.

•                  Other income expected to be approximately $7 million.

•                  Tax rate expected to be 22%.

•                  Fully diluted share count expected to remain approximately flat at 358 million shares.

Business Update – December Quarter FY05

A third quarter business update will be issued in the form of a press release after the market closes on Wednesday, December 8, 2004.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, potential impact to customer ordering patterns, customer acceptance of our new products, the ability of our customers to manage their inventories, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to successfully manage production at multiple foundries, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, and other risk factors listed in our most recent Form 10K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Oct. 02, 2004	Sep. 27, 2003	Jul. 03, 2004	Oct. 02, 2004	Sep. 27, 2003
Net revenues	$403,277	$315,547	$423,583	$826,860	$628,834

Costs and expenses :
Cost of revenues	145,024	122,897	144,163	289,187	247,996
Research and development	78,135	59,286	71,923	150,058	118,828
Selling, general and administrative	77,086	60,833	80,590	157,676	122,846
Amortization of acquisition-related intangibles	1,757	3,535	1,402	3,159	7,070
Litigation settlement and contingency	—	—	—	—	6,400
Write-off of acquired in-process research and development	—	—	7,198	7,198	—
Total costs and expenses	302,002	246,551	305,276	607,278	503,140

Operating income	101,275	68,996	118,307	219,582	125,694
Interest income and other, net	7,323	6,217	5,841	13,164	11,174

Income before income taxes	108,598	75,213	124,148	232,746	136,868
Provision for income taxes	22,389	18,803	28,896	51,285	34,217

Net income	$86,209	$56,410	$95,252	$181,461	$102,651

Basic net income per common share	$0.25	$0.17	$0.27	$0.52	$0.30
Diluted net income per common share	$0.24	$0.16	$0.26	$0.51	$0.29
Cash dividends declared per common share	$0.05	$—	$0.05	$0.10	$—

Common and equivalent shares used in computing net income per share amounts:
Basic	347,859	341,295	347,173	347,350	340,233
Diluted	357,832	353,366	359,419	358,882	352,317

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Oct. 02, 2004	Apr. 03, 2004
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$669,334	$798,960
Accounts receivable, net	202,511	248,956
Inventories	188,412	102,454
Deferred tax assets and other current assets	126,860	151,182

Total current assets	1,187,117	1,301,552

Net property, plant and equipment	338,841	335,114
Long-term investments	997,550	767,671
Investment in United Microelectronics Corp.	244,597	324,026
Other assets	222,563	209,110
Total assets	$2,990,668	$2,937,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$231,823	$230,151
Deferred income on shipments to distributors	126,733	150,979

Total current liabilities	358,556	381,130

Deferred tax liabilities	70,271	73,281

Stockholders’ equity
Common stock and additional paid-in capital	891,530	907,461
Retained earnings	1,667,622	1,521,568
Treasury stock, at cost	(2,313)	(1,031)
Accumulated other comprehensive income	5,002	55,064
Total stockholders’ equity	2,561,841	2,483,062
Total liabilities and stockholders’ equity	$2,990,668	$2,937,473

(1) Derived from audited financial statements

Xilinx, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	Oct. 2, 2004	Sept. 27, 2003

Cash flows from operating activities:
Net income	$181,461	$102,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,000	36,928
Amortization of deferred compensation	611	2,299
Write-off of acquired in-process research and development	7,198	0
Net gain on sale of available-for-sale securities	(485)	(4,237)
Litigation settlement and contingency	0	6,400
Tax benefit from exercise of stock options	14,084	20,048
Changes in assets and liabilities:
Accounts receivable, net	46,751	29,667
Inventories	(85,958)	1,567
Deferred income taxes	3,263	(3,026)
Prepaid expenses and other current assets	10,236	(9,336)
Other assets	(445)	6,583
Accounts payable	13,509	6,075
Accrued liabilities	1,644	(4,434)
Income taxes payable	20,548	5,837
Deferred income on shipments to distributors	(23,942)	(10,023)
Total adjustments	38,014	84,348
Net cash provided by operating activities	219,475	186,999

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,532,214)	(1,276,710)
Proceeds from sale or maturity of available-for-sale securities	1,377,793	1,235,507
Purchases of property, plant and equipment	(29,410)	(17,306)
Acquisition of business, net of cash acquired	(18,636)	0
Net cash used in investing activities	(202,467)	(58,509)

Cash flows from financing activities:
Acquisition of treasury stock	(66,054)	(23,515)
Proceeds from issuance of common stock	34,000	40,136
Payment of dividends to stockholders	(34,749)	0
Net cash provided by (used in) financing activities	(66,803)	16,621

Net increase (decrease) in cash and cash equivalents	(49,795)	145,111

Cash and cash equivalents at beginning of period	337,343	213,995

Cash and cash equivalents at end of period	$287,548	$359,106